Amendment to Employment Agreement

This Amendment is made and entered into as of December 19, 2008, and is effective as of the Amendment Date, by and between the Company and Executive.

Article 1. Definitions

1.0	Unless otherwise defined herein, the terms used herein shall have the meanings ascribed to them in the Employment Agreement.

1.1	“Amendment” shall mean this Amendment to the Employment Agreement.

1.2	“Amendment Date” shall mean November 18, 2008.

1.3	“Employment Agreement” shall mean that certain agreement entered into by and between the Company and the Executive as of May 23, 2006, as subsequently amended on February 15, 2008.

Article 2. Amendments

2.0	The Employment Agreement is hereby amended, as of the Amendment Date, as set forth in this Article 2.

2.1	Section 5.1 of the Employment Agreement is rewritten to read in its entirety as follows:

“5.1

Base Salary. The Company shall pay the Executive a Base Salary in an amount which shall be established from time to time by the Board of Directors of the Company or the Board’s designee; provided, however, that such Base Salary shall not be less than four hundred six thousand dollars (US$406,000) per year.

(a) This Base Salary shall be paid to the Executive in equal installments throughout the year, consistent with the normal payroll practices of the Company.

(b) The Base Salary shall be reviewed at least annually following the Effective Date of this Agreement, while this Agreement is in force, to ascertain whether, in the judgment of the Board or the Board’s designee, such Base Salary should be increased based primarily on the performance of the Executive during the year. If so increased, the Base Salary as stated above shall, likewise, be increased for all purposes of this Agreement and shall not, in any event, be decreased in any year.”

2.2	Section 7.4(b)(1) of the Employment Agreement is rewritten to read in its entirety as follows:

“(1)           An amount equal to the two (2) times the Executive's annual Base Salary established for the fiscal year in which the Effective Date of Termination occurs;”

2.3	Section 7.4(b)(2) of the Employment Agreement is rewritten to read in its entirety as follows:

“(2)           An amount equal to one and seventy-five hundredths (1.75) times the Executive's targeted Annual Bonus award established for the fiscal year in which the Effective Date of Termination occurs;”

2.4	Section 8.3(a) of the Employment Agreement is rewritten to read in its entirety as follows:

“(a)	An amount equal to two and twenty-five hundredths (2.25) times the Executive's annual Base Salary established for the fiscal year in which the Effective Date of Termination occurs;”

2.5	Section 8.3(b) of the Employment Agreement is rewritten to read in its entirety as follows:

“(b)

An amount equal to two and twenty-five hundredths (2.25) times the Executive's targeted Annual Bonus award established for the fiscal year in which the Executive's Effective Date of Termination occurs;”

2.6	Section 8.3(e) of the Employment Agreement is rewritten to read in its entirety as follows:

“(e)

A continuation of the welfare benefits of medical, dental and life insurance coverage for twenty-seven (27) full months after the Effective Date of Termination (or if continuation under the Company's then current plans is not allowed, then provision at the Company's expense but subject to payment by Executive of those payments which Executive would have been obligated to make under the Company's then current plan, of substantially similar welfare benefits from one or more third party providers).”

2.7	All references in the Employment Agreement to the sum of “$40,000” shall be deemed to be references to “$45,000.”

Article 3. Miscellaneous

3.0

Except for those provisions of the Employment Agreement specifically amended as set forth in Article 2 of this Amendment, the remaining terms of the Employment Agreement shall remain in full force and effect as set forth therein.

[the next page is the signature page]

IN WITNESS WHEREOF, the Company, through its duly authorized representative, and the Executive have executed this Amendment as of the Amendment Date.

Executive	Savient Pharmaceuticals, Inc.

_/s/ Paul Hamelin____________________	_/s/ Stephen O. Jaeger_________________
Paul Hamelin	Stephen O. Jaeger
Chairman